Exhibit 99.1

NEWS RELEASE

CONTACT: Kim Duncan Director, Investor Relations The Cooper Companies, Inc. ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES ANNOUNCES ITS SUBSIDIARY COOPERVISION HAS EXPANDED ITS RECALL TO INCLUDE THE REPLACEMENT OF LIMITED LOTS OF AVAIRA SPHERE

PLEASANTON, Calif., November 15, 2011 – The Cooper Companies, Inc. (NYSE: COO) today announced that its subsidiary CooperVision has expanded its recall on limited lots of Avaira® Toric contact lenses to include limited lots of Avaira Sphere contact lenses. In continued collaboration with the United States Food and Drug Administration, CooperVision is expanding the recall because it identified certain lots of Avaira Sphere lenses that did not meet its updated quality requirements due to the level of a silicone oil residue. CooperVision intends to replace the recalled product with available Avaira Sphere inventory.

Avaira Sphere was launched in April 2008 and represents approximately 4% of CooperVision’s fiscal 2011 revenue. The Avaira Sphere product to be replaced represents less than 1% of CooperVision’s fiscal 2011 revenue. The Company notes that no other product line uses silicone oil in the manufacturing process other than Avaira Sphere and Avaira Toric.

The Company will establish a reserve for costs associated with the expanded recall and additional costs associated with the Avaira Toric recall of approximately $9.0 million. This reserve will be taken as a charge in the Company’s fiscal fourth quarter 2011 GAAP earnings. The total cost of the Avaira recall is now expected to be approximately $23.2 million, including the $14.2 million taken in the fiscal third quarter. Further details will be discussed on the Company’s fiscal fourth quarter 2011 earnings conference call on December 8, 2011.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE Euronext (NYSE:COO). Cooper is dedicated to serving the needs of the healthcare professional, improving the quality of life for its employees and customers and providing market leading products. Cooper’s commitment to health and wellness is reflected through its corporate culture and global initiatives to promote healthy life choices for its employees. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to crafting quality lenses for contact lens wearers and providing focused practitioner support. CooperSurgical focuses on supplying women’s health clinicians with market leading products and treatment options to improve the delivery of healthcare to women. Both companies provide superior product range and quality, along with friendly customer service and a drive to continually innovate. Cooper and CooperVision are headquartered in Pleasanton, CA, and CooperSurgical is headquartered in Trumbull, CT.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding resuming shipments and expectations as to inventory levels are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

The factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements include an expansion of the scope of the Avaira recall or taking additional actions that may be requested by a regulatory agency that would impede our ability to complete the recall and are described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

COO-G

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